      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1994
                             REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                         THE STANDARD PRODUCTS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            Ohio                                      34-0549970
(State or Other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)

        2130 West 110th Street                           44102
            Cleveland, Ohio                            (Zip Code)
 (Address of Principal Executive Offices)

                              ____________________

         THE STANDARD PRODUCTS COMPANY 1993 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)
                              ____________________

                                Audrey E. Arndt
                             Vice President-Finance
                             2130 West 110th Street
                             Cleveland, Ohio 44102
                    (Name and Address of Agent For Service)

                                 (216) 281-8300
                    (Telephone Number, Including Area Code,
                             of Agent for Service)

                              ____________________

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                   Proposed         Proposed
  Title of           Amount         Maximum          Maximum         Amount of
 Securities           to be      Offering Price     Aggregate      Registration
 Registered        Registered1     Per Share2     Offering Price2       Fee
- --------------------------------------------------------------------------------
 Common Shares,       300,000
 $1.00 par value   Common Shares     $26.8125        $8,043,750         $2,774
================================================================================

1 Also includes an indeterminate number of additional shares that may become issuable pursuant to antidilution adjustment provisions of the Plan.

2 Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee, based on the last sale price on June 1, 1994, of the registration's Common Shares as reported on the New York Stock Exchange.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Standard Products Company (sometimes hereinafter referred to as the "Company" or the "registrant") to the extent applicable incorporates herein by reference (i) its latest annual report filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) all other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (i) above, and (iii) the description of the Common Shares contained in a registration statement, filed with the Securities and Exchange Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all Common Shares offered under the Plan have been sold or that deregisters all such Common Shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Common Shares and interests in the Plan offered hereby has been passed on for the Company by Baker & Hostetler, 3200 National City Center, Cleveland, Ohio 44114. John D. Drinko, a director of the Company, is Senior Advisor to the policy committee of Baker & Hostetler and is the beneficial owner of 857,415 Common Shares as of January 31, 1994.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

         Article VI, Section 1 of the Amended Code of Regulations, as amended, of the Company contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company's Amended Code of Regulations, as amended, provides for the indemnification of its officers, directors and employees and officers, directors and employees of other corporations, partnerships, joint ventures, trusts or other enterprises serving at the request of the Company against all expenses (including fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company; (b) in any action, suit or proceeding or by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or other person has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, he shall be indemnified against expenses reasonably incurred in connection therewith. At present there are no claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

         The Company maintains directors' and officers' reimbursement and liability insurance in the amount of $15,000,000. The risks covered by such policy include certain liabilities under the securities laws.




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
ITEM 8.  EXHIBITS.

Exhibit Number                    Description of Exhibit
- --------------                    ----------------------
4                                 The Standard Products Company 1993 Employee Stock Option Plan

5                                 Opinion of Baker & Hostetler as to legality of securities being registered.

23(a)                             Consent of Arthur Andersen & Co.

23(b)                             Consent of Baker & Hostetler (included in Opinion filed as Exhibit 5 hereto)

24                                Powers of Attorney (included at page II-4)


ITEM 9.  UNDERTAKINGS.

         A.      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 31st day of May, 1994.

                                        THE STANDARD PRODUCTS COMPANY

                                        By: /s/James S. Reid, Jr.
                                           -----------------------------------

                                           James S. Reid, Jr., Chairman and
                                           Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey E. Arndt, Thomas J. Stecz and R. Steven Kestner, and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of May, 1994.

         Signature                         Title
         ---------                         -----

/s/James S. Reid, Jr.                      Chairman and Chief Executive Officer
- -------------------------------            (principal executive officer)
James S. Reid, Jr.

/s/Aubrey E. Arndt                         Vice President-Finance
- -------------------------------            (principal financial officer)
Aubrey E. Arndt

/s/Thomas J. Stecz                         Corporate Controller
- -------------------------------            (principal accounting officer)
Thomas J. Stecz

/s/Richard J. Boland                       Director
- -------------------------------
Richard J. Boland

/s/Edward B. Brandon                       Director
- -------------------------------
Edward B. Brandon

/s/John D. Drinko                          Director
- -------------------------------
John D. Drinko

/s/Curtis E. Moll                          Director
- -------------------------------
Curtis E. Moll

/s/Malcolm R. Myers                        Director
- -------------------------------
Malcolm R. Myers

/s/Leigh H. Perkins                        Director
- ------------------------------
Leigh H. Perkins

/s/Alfred M. Rankin, Jr.                   Director
- ------------------------------
Alfred M. Rankin, Jr.

/s/Alan E. Riedel                          Director
- ------------------------------
Alan E. Riedel

/s/W. Hayden Thompson                      Director
- ------------------------------
W. Hayden Thompson

/s/Theodore K. Zampetis                    Director
- ------------------------------
Theodore K. Zampetis

/s/John D. Sigel                           Director
- ------------------------------
John D. Sigel

                                 EXHIBIT INDEX
                                 -------------
Exhibit
Number
- ------
4                                 The Standard Products Company 1993 Employee
                                  Stock Option Plan

5 Opinion of Baker & Hostetler as to legality of securities being registered.

23(a)                             Consent of Arthur Andersen & Co.

23(b)                             Consent of Baker & Hostetler (included in
                                  Opinion filed as Exhibit 5 hereto)

24                                Powers of Attorney (included at page II-4)





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